Exhibit 99.1

Datastream Systems, Inc. Updates Status of Form 10-Q Filing

Greenville, S.C. – November 15, 2004 – Datastream Systems, Inc. (Nasdaq: DSTM) announced today that it will be unable to file its Form 10-Q for the quarter ended September 30, 2004 with the U.S. Securities and Exchange Commission (the “Commission”) by the extension deadline of November 15, 2004.

On November 10, 2004, the Company filed for an automatic 5-day extension with the Commission primarily due to a review of the Company’s Chinese operations, which constituted approximately one percent of the Company’s revenues in 2003 and constitute less than one percent of the Company’s revenues through September 30, 2004. The Company’s Audit Committee, with the assistance of an outside accounting firm and outside counsel, has been investigating allegations made by a former employee in an administrative filing regarding potential revenue recognition and other issues principally related to the Company’s Chinese operations. In addition, the Company has been reviewing its revenue recognition from all resellers, and the Company estimates that the aggregate revenues from all resellers were less than 5% of global revenues in each of 2003 and the nine months ended September 30, 2004. At the time the Company filed for the extension, it believed that it would be in a position to file its Form 10-Q for the quarter ended September 30, 2004 by November 15, 2004.

The Company was unable to file its Form 10-Q for the quarter ended September 30, 2004 by November 15, 2004 due to delays associated with the logistics of conducting an investigation in China and additional time needed for the Company and its independent auditors to complete their review of the Company’s revenue recognition from resellers. The Company is cooperating fully to ensure that the investigation by the Audit Committee and its outside advisors and the review of the Company’s quarterly financial statements by the Company’s independent auditors are completed as quickly as possible. However, at this time, the Company is unable to predict when it will be in a position to file its Form 10-Q for the quarter ended September 30, 2004.

About Datastream Systems, Inc.

Datastream Systems, Inc. (NASDAQ: DSTM) provides Asset Performance Management software and services to enterprises worldwide, including more than 65 percent of the Fortune 500. Datastream’s solutions combine world-class asset management functionality with advanced analytics to deliver a powerful platform for optimizing enterprise asset performance.

By using Datastream’s solutions, customers can maintain and manage capital assets – such as manufacturing equipment, vehicle fleets and buildings – and create analyses and forecasts so they can take action to improve future performance. Datastream’s flagship product, Datastream 7i™, delivers a complete Asset Performance Management infrastructure by combining an Internet, web services architecture with broad enterprise asset management functionality, integrated procurement, advanced analytics and multi-site capability.

Datastream was founded in 1986 and has customers in more than 140 countries. For more information, visit www.datastream.net.

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This press release contains forward-looking statements that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially include, but are not limited to: the results of the investigation of the Company’s Chinese operations and the results of the review by the Company of its transactions with resellers could vary from the financial results previously disclosed by the Company; the Company’s inability to file its Form 10-Q quarterly report by the extended deadline could result in delisting from the Nasdaq Stock Market, which could adversely affect the liquidity of the trading market for our common stock, and, therefore, could adversely affect the trading price of our common stock; depending on the outcome of the current investigation, the scope of the investigation may be expanded; the Company’s efforts in connection with the investigation into its Chinese operations have caused the Company to fall behind schedule with respect to its review of its internal controls, and as a result, the Company cannot be certain that it will be able to comply with the requirement of Section 404 of the Sarbanes-Oxley Act of 2002 by the December 31, 2004 deadline; increasing competition in the markets in which the Company competes; the stability of the Company’s strategic relationships with third party suppliers and technologies; the ability of the Company to: sell larger and more complex software solutions, successfully transition to the development of further Internet-based products, successfully manage its international operations, enhance its current products and develop new products and services that address technological and market developments; and other risk factors listed from time to time in Datastream’s SEC reports, including, but not limited to the “Risk Factors” contained in Datastream’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003. Datastream does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Company’s expectations or any changes in events, conditions or circumstances on which any forward-looking statement is based.

Datastream and Datastream 7i are marks of Datastream Systems, Inc. (“Datastream” or the “Company”). All other products or Company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

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